UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

Waxess Holdings, Inc.
 (Exact name of registrant as specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-146478 (Commission File Number)	20-8820679 (IRS Employer Identification No.)

1401 Dove Street, Suite 220, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-825-6570

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

 On February 9, 2011, Waxess Holdings, Inc. (“we” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated as of February 4, 2011, by and among us, Waxess USA, Inc., a privately held California corporation (“Waxess USA”), and Waxess Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into Waxess USA, and Waxess USA became our wholly-owned subsidiary. Following the merger, we succeeded to the business of Waxess USA as our sole line of business.

On April 27, 2011, we filed an amendment to the Form 8-K (the “Amended 8-K”)  in order to include (i) a Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the financial condition and results of operations of Waxess USA as of, and for each of the years ended December 31, 2010 and 2009, as well as financial statements and related notes for such periods, and (ii) the information required by Item 4.01 relating to a change in the Company’s certifying accountant.

We are filing this amendment to the Amended 8-K in order to attach the letter from the Company’s prior certifying accountant as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
16.1	Letter from Jonathon P. Reuben CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   June 9, 2011

WAXESS HOLDINGS, INC.

By:	/s/ Hideyuki Kanakubo
	Name:	Hideyuki Kanakubo
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Jonathon P. Reuben CPA